                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the Registrant  [X]
    Filed by a Party other than the Registrant
    Check the appropriate box:
       Preliminary Proxy Statement             Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e) (2))

    [X]  Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Tractor Supply Company
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]  No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    Fee paid previously with preliminary materials:


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        Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:


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    (2) Form, Schedule or Registration Statement no.:


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    (3) Filing Party:


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    (4) Date Filed:


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


                          (TSC TRACTOR SUPPLY CO LOGO)

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217

To Our Stockholders:

         On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of Tractor Supply Company.

         As shown in the formal notice enclosed, the meeting will be held on Thursday, April 27, 2000, at 10:00 a.m. (central time) at our management headquarters in Nashville, Tennessee. The purpose of this year's meeting is to elect two Class III Directors for a term of three years, To approve the Company's 2000 Stock Incentive Plan, to ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for fiscal 2000, and to transact such other business as may properly come before the meeting. The meeting will include a report on Tractor Supply Company's activities for the fiscal year ended January 1, 2000 and there will be an opportunity for comments and questions from stockholders.

         Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the Proxy Statement, we ask you to complete, sign and date the proxy card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of stockholders who are late sending in their proxy cards.



                                               Sincerely,




                                               Joseph H. Scarlett, Jr.
                                               Chairman of the Board, President
                                               and Chief Executive Officer

March 24, 2000

                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Tractor Supply Company, a Delaware corporation (the "Company"), will be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 27, 2000, at 10:00 a.m. (central time) (the "Annual Meeting") for the following purposes:

         1. To elect two Class III Directors for a three-year term ending at the 2003 Annual Meeting of Stockholders;

         2.       To approve the Company's 2000 Stock Incentive Plan;

         3. To ratify the reappointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 30, 2000; and

         4. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         The Board of Directors has fixed the close of business on March 15, 2000 as the record date for determining the holders of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         The Common Stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, please sign and return the enclosed proxy at your earliest convenience. You may, of course, revoke your proxy at any time before it is voted at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting if you do not attend.


                                       By Order of the Board of Directors



                                       David C. Lewis
                                       Assistant Secretary

Nashville, Tennessee
March 24, 2000


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                 YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN,
                           DATE AND RETURN YOUR PROXY.
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



                             TRACTOR SUPPLY COMPANY
                             320 PLUS PARK BOULEVARD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 366-4600

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000

                       INTRODUCTION AND VOTING PROCEDURES

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Tractor Supply Company, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held at the Company's management headquarters, 320 Plus Park Boulevard, Nashville, Tennessee, on Thursday, April 27, 2000, at 10:00 a.m. (central time) and at any continuations and adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed on or about March 22, 2000 to holders of record of the common stock, par value $.008 per share, of the Company (the "Common Stock") at the close of business on March 15, 2000.

         The shares of Common Stock held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the meeting unless such proxy shall be timely revoked. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by delivery of a written revocation or a duly executed proxy bearing a later date to the Assistant Secretary of the Company at its management headquarters or by the stockholder personally attending and voting his or her shares at the meeting.

         The Board has fixed the close of business on March 15, 2000 as the record date (the "record date") for the meeting. Only stockholders of record at the close of business on March 15, 2000 are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2000, there were 8,774,198 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. A quorum (i.e., holders of record of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting) is required for any vote taken at the Annual Meeting. Assuming a quorum is present with respect to such matters, the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy is required for the election of directors, and the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy is required for the approval of any other matter submitted to a vote of the stockholders at the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and, therefore, will be counted in determining whether a quorum is present and will have the effect of a vote withheld on the election of directors or a vote against any other matter. A broker non-voted share (i.e., a share held by a broker or nominee as to which instructions have not been received from the beneficial owner or person entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter has been approved.

         The Annual Report to Stockholders of the Company for the fiscal year ended January 1, 2000, including audited financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all holders of record of Common Stock at the close of business on March 15, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of March 15, 2000. Additional copies of the Annual Report and the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 to be filed with the Securities and Exchange

Commission (the "Form 10-K") (but without exhibits to the Form 10-K) may be obtained without charge upon request to the Company's investor relations firm, Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee 37210. See "Availability of Form 10-K and Annual Report to Stockholders."

         EACH PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE ELECTION OF JOSEPH H. SCARLETT, JR. AND S. P. BRAUD AS CLASS III DIRECTORS, FOR APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN AND FOR RATIFICATION OF THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

                         ELECTION OF CLASS III DIRECTORS
                       AND INFORMATION REGARDING DIRECTORS

ELECTION OF CLASS III DIRECTORS

         Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board is divided into three classes designated as Class I, Class II and Class III, respectively. At the Annual Meeting the current term of the Class III directors will expire. The Board, upon the recommendation of its Nominating Committee, has nominated two of the incumbent Class III directors, Joseph H. Scarlett, Jr. and S. P. Braud, for election as Class III directors for a three-year term expiring at the 2003 Annual Meeting of Stockholders. The following table sets forth certain information concerning the nominees for election as Class III directors.


                                   DIRECTOR       POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
        NAME AND AGE                SINCE                    EXPERIENCE FOR LAST FIVE YEARS
-----------------------------   -------------  ------------------------------------------------------
Joseph H. Scarlett, Jr., 57....     1982        Chairman, President and Chief  Executive  Officer of
                                                the Company  since July 1998 after  having  served as
                                                Chairman and Chief Executive Officer of the Company
                                                since February 1993 and as President and Chief
                                                Operating Officer of the Company from 1987 to February
                                                1993. Between 1979 and 1987, served as Vice President
                                                of Personnel, Senior Vice President of Administration and
                                                Executive Vice President of Operations of the Company.
                                                Prior to 1979, held operational positions, including
                                                District Supervisor and Personnel Director, with Two Guys
                                                Discount Stores in New Jersey over a 15 year period.
                                                Member of the International Mass Retail Association
                                                Board.

S.P. Braud, 69.................     1993        President and director of Braud  Design/Build Inc., a
                                                residential  construction  company  located  in Ponte
                                                Vedra Beach, Florida, since October 1992. Previously
                                                served as a Vice President and the Treasurer and
                                                Chief Financial Officer of Service Merchandise
                                                Company, Inc. from 1986 to 1993, a Vice President and
                                                the Controller of the Retail Group of General Mills
                                                from 1982 to 1986, the Chief Financial Officer of the
                                                Specialty Retailing Group of W.R. Grace & Company and
                                                the Senior Vice President of Operations of Shepler's
                                                Western Wear (a subsidiary of W.R. Grace & Company) from
                                                1977 to 1982, the Senior Vice President of Finance
                                                and Administration for White Stores from 1975 to 1977
                                                and the Controller of the North Central Region of
                                                Montgomery Ward from 1972 to 1975.

         If a nominee becomes unwilling or unable to serve, which is not expected, the proxies will be voted for a substitute person designated by the Board upon the recommendation of its Nominating Committee.

------------------

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ELECT JOSEPH H. SCARLETT, JR. AND S. P. BRAUD AS CLASS III DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION CONCERNING CLASS I DIRECTORS

         The following table sets forth certain information concerning the Class I directors of the Company, whose terms expires at the 2001 Annual Meeting of Stockholders.

                                      DIRECTOR         POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
         NAME AND AGE                  SINCE                       EXPERIENCE FOR LAST FIVE YEARS
------------------------------    -----------------   ------------------------------------------------------
Thomas O. Flood, 53 ..........         1985            Retired as Senior Vice President of Administration
                                                       and Finance, and Chief Financial Officer in
                                                       September 1999, positions he had held since
                                                       January 1996 and June 1993, respectively. Mr. Flood
                                                       previously served as Treasurer of the Company from
                                                       June 1993 until July 1998, Chief Financial Officer of
                                                       the Company from January 1996 until July 1998, Vice
                                                       President of Administration and Finance of the
                                                       Company from 1984 until January 1996, Vice President
                                                       of Finance of the Company from 1982 to 1984, Controller
                                                       of the Company from 1981 to 1982 and in various
                                                       financial and management information systems
                                                       capacities between 1969 and 1981. Mr. Flood
                                                       continues to serve as a consultant to the Company.

Gerard E. Jones, 63 ..........         1999            Partner in the law firm of Richards & O'Neil LLP
                                                       since February 1972. Richards & O'Neil LLP
                                                       serves as corporate counsel to the Company. Mr. Jones
                                                       is a director of five mutual funds sponsored by
                                                       Morgan Stanley Dean Witter Investment Management,
                                                       including the Morgan Stanley Dean Witter Institutional
                                                       Fund, Inc.


INFORMATION CONCERNING CLASS II DIRECTORS

         The following table sets forth certain information concerning the Class II directors of the Company, whose terms expire at the 2002 Annual Meeting of Stockholders.


                                  DIRECTOR      POSITIONS WITH COMPANY, DIRECTORSHIPS AND BUSINESS
        NAME AND AGE                SINCE                  EXPERIENCE FOR LAST FIVE YEARS
-----------------------------    -----------   ------------------------------------------------------
Joseph D. Maxwell, 61 .......       1985       Retired as Vice President of Marketing of the Company
                                               in June 1996, after having served as Vice President
                                               of Marketing of the Company since 1984. Previously
                                               served in various capacities with the Company from
                                               1980 to 1984. From 1967 to 1980, was employed by
                                               Hallmark Auto Centres, Ltd., a retail subsidiary of
                                               Goodyear Canada, last serving as Chief Operating
                                               Officer for five years.

Joseph M. Rodgers, 66 .......       1995       Chairman of The JMR Group, an investment company located
                                               in Nashville, Tennessee, since 1984. Previously served
                                               as the United States Ambassador to France from 1985
                                               until 1989. Other directorships: AMR Corporation /
                                               American Airlines, Inc., Fort Worth, Texas, since 1989;
                                               Gaylord Entertainment Company, Nashville, Tennessee,
                                               since 1991; Lafarge Corporation, Reston, Virginia,
                                               since 1989; SunTrust Bank, Nashville, N.A., Nashville,
                                               Tennessee, since 1989; Thomas Nelson, Inc., Nashville,
                                               Tennessee, since 1992; and Towne Services, Inc.,
                                               Atlanta, Georgia, since 1998.

Sam K. Reed, 52 .............       2000       Chief Executive Officer and director of the Keebler
                                               Foods Company, Inc. since January 1996. Previously
                                               served as President and Chief Executive Officer of
                                               the Western Bakery Group, a division of Specialty
                                               Foods Corporation from 1994 to 1995 and as President
                                               and Chief Executive Officer of Mother's Cake and
                                               Cookie Company from 1991 to 1994. Prior to that, held
                                               Executive Vice President positions at President Baking
                                               Company, Wyndham Bakery Products and Murray Bakery
                                               Products from 1985 to 1990.



                               BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         COMPENSATION OF DIRECTORS - The Company pays each director who is not also an employee of the Company an annual retainer of $20,000. In addition, the Company pays all such non-employee directors $1,500 for each Board meeting attended and $500 for each committee meeting attended if not held in conjunction with a Board meeting, and reimburses all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Moreover, each of the directors is eligible to participate in the Company's 1994 Stock Option Plan under which non-qualified stock options (i) for 3,500 shares of Common Stock are automatically granted to each non-employee director of the Company upon election to the Board, and (ii) for 1,500 shares of Common Stock are automatically granted to each non-employee director annually thereafter, with exercise prices equal to the fair market value of such shares at the time of grant. No director who is an employee of the Company receives compensation for services rendered as a director.

         BOARD OF DIRECTORS - During the Company's fiscal year ended January 1, 2000 ("fiscal 1999"), the Board held four meetings. The Board has four standing committees, the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. During fiscal 1999, the Audit Committee held three meetings, the Compensation Committee held two meetings, the Nominating Committee held four meetings and the Executive Committee held none. During fiscal 1999, all of the incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and the respective Committees of the Board on which they served that were held during the period of time that such person served on the Board or such Committee.

         AUDIT COMMITTEE - The Audit Committee, which is comprised of Messrs. Braud (Chairman), Rodgers, Jones and Reed, is responsible for overseeing the auditing procedures and financial reporting of the Company, reviewing the general scope of the Company's annual audit and the fee charged by the Company's independent certified public accountants, determining the duties and responsibilities of the internal auditors, receiving, reviewing and accepting the reports of the Company's independent certified public accountants, reviewing and approving related-party transactions and overseeing the Company's systems of internal accounting and management controls.

         COMPENSATION COMMITTEE - The Compensation Committee, which is comprised of Messrs. Braud (Chairman), Rodgers, Jones and Reed, is responsible for reviewing and recommending the appropriate compensation and benefits of directors and officers of the Company, considering and making grants and awards under and administering the Company's 1994 Stock Option Plan and overseeing the Company's various other compensation and benefit plans.

         NOMINATING COMMITTEE - The Nominating Committee, which is comprised of Messrs. Braud (Chairman), Scarlett, Maxwell and Jones, is responsible for nominating persons to serve on the Board for consideration at the Company's annual meeting of stockholders and recommending persons to fill any interim vacancy on the Board.

         EXECUTIVE COMMITTEE - The Executive Committee, which is comprised of Messrs. Scarlett (Chairman), Braud, Maxwell and Jones is responsible for exercising all of the powers of the Board between Board meetings, except as otherwise limited by the Company's Amended and Restated By-laws and applicable law.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Braud, Rodgers, Jones and Reed serve on the Compensation Committee of the Board. There are no, and during fiscal 1999 there were no, interlocking relationships between any officers of the Company and any entity whose directors or officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee during fiscal 1999.

                      APPROVAL OF 2000 STOCK INCENTIVE PLAN

DESCRIPTION OF 2000 STOCK INCENTIVE PLAN

         Subject to approval by the Company's stockholders, the Board of Directors of the Company has adopted the 2000 Stock Incentive Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

         In December 1993, the Company adopted its 1994 Stock Option Plan, which became effective upon the consummation of the Company's initial public offering in February 1994 and has served as the Company's principal equity-based incentive compensation program since that time. Although the 1994 Stock Option Plan will not expire until 2003, the maximum number of shares of Common Stock that may be issued by the Company pursuant to options, stock appreciation rights ("SARs") and restricted stock awards granted under the 1994 Stock Option Plan (subject to certain adjustments) is 1,000,000 shares. To date, the Company has issued 7,249 shares of Common Stock under the 1994 Stock Option Plan (upon the exercise of options granted thereunder) and has outstanding options for an additional 891,500 shares of Common Stock (the Company has never granted SARs or restricted stock awards under the 1994 Stock Option Plan). The Company accordingly believes that the shares available under the 1994 Stock Option Plan will be exhausted in the near future.

         The 2000 Stock Incentive Plan is intended to provide the Company with a successor to the 1994 Stock Option Plan that will permit the Company to continue to provide certain of its officers, directors and executive, managerial and professional employees ("key personnel") with an incentive to maintain and enhance the long-term performance and profitability of the Company and to closely align their interests with the long-term interests of the Company's stockholders. In most respects, the terms of the two plans are identical.

         The 2000 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors. During the 10-year period ending in 2010, the Compensation Committee will have the authority, subject to the terms of the 2000 Stock Incentive Plan, to determine which key personnel will receive grants under the 2000 Stock Incentive Plan and when, the number of shares to be covered by the grants, the types and terms of the options, SARs and restricted stock awards granted and to adopt rules for implementing the 2000 Stock Incentive Plan.

         Under the terms of the 2000 Stock Incentive Plan, incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), nonqualified stock options ("NQSOs") subject to the provisions of Section 83 of the Code, SARs related to an option, unrelated SARs and restricted stock awards may be granted to key personnel of the Company, except that ISOs may be granted only to employees of the Company (as defined in Section 424 of the Code). Subject to certain adjustments described below, no more than 1,000,000 shares of Common Stock may be issued with respect to options, unrelated SARs and restricted stock awards granted under the Plan. Shares of Common Stock covered by options, unrelated SARs or restricted stock awards granted under the Plan that expire, terminate or are forfeited or cancelled for any reason without payment will again become available for awards under the 2000 Stock Incentive Plan. Subject to certain adjustments described below, no individual may be granted an option or unrelated SAR under the Plan in any one calendar year if the shares of Common Stock underlying such option or unrelated SAR, when added to the shares of Common Stock underlying all of the other grants of options and unrelated SARs to the grantee in the same calendar year, exceed 50,000 shares of Common Stock. The Stock Option Plan contains no specific limitation on the number of restricted stock awards that may be granted to an individual.

         The 2000 Stock Incentive Plan provides for an automatic grant to each director who is not also an associate of the Company of (i) a NQSO for 3,500 shares of Common Stock upon initial election to the Board of Directors, and (ii) a NQSO for 1,500 shares of Common Stock on an annual basis (typically, the fourth Wednesday following the end of each fiscal year). All such options will have an option exercise price equal to 100% of the fair market value of the Common Stock on the date the option is granted. These options will become exercisable with respect to 33 1/3% of the shares on the first anniversary of the date of grant, an additional 33 1/3% of the shares on the second anniversary of the date of grant, and 100% exercisable on the third anniversary of the date of grant. These options will terminate and cease to be exercisable on the tenth anniversary of the date of grant. These automatic grants are comparable to those currently enjoyed by the directors under the Company's 1994 Stock Option Plan and will not begin until no further grants are available under such Plan. The Board of Directors reserves the right to amend the terms of these automatic grants.

         Each option and SAR will be exercisable over a period, to be determined by the Compensation Committee, but not to exceed 10 years from the date of grant. In addition, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise period for the ISO may not exceed five years from the date of grant. The Compensation Committee may, in its discretion, with the grantee's consent, cancel any options, SARs or restricted stock awards and issue a new award as a replacement, accelerate the exercisability of any award, or extend the scheduled expiration date of any award.

         The exercise price of an option may not be less than the fair market value of the shares of the Common Stock on the date of grant, except that, in the case of an ISO granted to a 10% Stockholder, the Option Price may not be less than 110% of such fair market value.

         Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee, in an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the fair market value of one share of Common Stock on the grant date of (i) the related option (in the case of an SAR granted in conjunction with an option), or (ii) the SAR (in the case of an unrelated SAR), multiplied by the number of shares in respect of which the SAR is exercised.

         The exercise price of, and the number of shares covered by, each option and SAR generally will not change during the life of the option. However, all of the terms of the 2000 Stock Incentive Plan, well as the terms of all agreements setting forth the terms of awards made under the 2000 Stock Incentive Plan, are subject to appropriate adjustment by the Compensation Committee to reflect stock dividends, stock splits, recapitalizations or reclassifications or other changes affecting the number or kind of outstanding shares. In addition, if the Company is proposed to be merged or consolidated with another corporation or reorganized or liquidated, then the Compensation Committee may provide that all options and SARs granted to an individual will terminate unless exercised.

         The Compensation Committee will, under certain circumstances, have the right to cancel an option as to which an optionee has given notice of intent to exercise and to pay to the optionee an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option cancelled over the exercise price of the option cancelled.

         Options and SARs may be transferred by a grantee only by will or by the laws of descent and distribution and may be exercised only by the grantee during his or her lifetime. If the employment or service of a grantee terminates for any reason other than by reason of death, termination for cause or resignation, the grantee may, within the three-month period (or other period specified by the Compensation Committee in certain events) following such termination, exercise such options or SARs to the extent he or she was entitled to exercise them at the date of termination. If a grantee dies while employed or rendering services (or within a specified post-employment exercise period), all outstanding options and SARs, to the extent then vested and still exercisable, may be exercised by the person or persons to whom the grantee's rights pass within one year after the grantee's death. If the employment or service of a grantee is terminated for cause or by reason of resignation, all options and SARs granted to such grantee shall terminate on the day his or her employment or service terminates. In no case may options or SARs be exercised later than the expiration date specified in the applicable agreement.

         The Compensation Committee may grant restricted stock awards alone or in tandem with other awards under the 2000 Stock Incentive Plan. Vesting of restricted stock awards may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other factors as the Compensation Committee may determine. The Compensation Committee may, in its discretion, require a grantee to pay an amount to acquire any restricted stock, which amount may be refunded to such grantee upon such events as the Compensation Committee may determine. During the restricted period, the grantee may not transfer, assign or otherwise encumber or dispose of the restricted stock, except as may be permitted by the Compensation Committee. During the restricted period, the grantee will have the right to vote the restricted stock and to receive any cash dividends if and to the extent so provided by the Compensation Committee.

         The Company's Board of Directors may, without stockholder approval, amend, suspend or discontinue the 2000 Stock Incentive Plan at any time, except that, without stockholder approval, no such amendment may (i) materially increase the benefits accruing to grantees under the 2000 Stock Incentive Plan,
(ii) increase the maximum number of shares as to which awards may be granted under the 2000 Stock Incentive Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (iii) change the eligibility requirements for participation in the 2000 Stock Incentive Plan, (iv) provide for the grant of options or SARs having an exercise price of less than 100% of the fair market value of the Common Stock on the date of grant, (v) permit an option or unrelated SAR to be exercisable, or a restricted stock award to vest, more than 10 years after the date of grant, or
(vi) extend the term of the 2000 Stock Incentive Plan beyond its initial 10-year period.

FEDERAL INCOME TAX INFORMATION

         ISOs granted under the 2000 Stock Incentive Plan may be afforded favorable federal income tax treatment under the Code. If an option is treated as an ISO, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, the optionee will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale or exchange of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss. Under the Code, the fair market value of the total number of shares of Common Stock (determined on the date of grant of such option) covered by incentive stock options held by an optionee first becoming exercisable in any one calendar year may not exceed $100,000. To the extent this limit is exceeded, such options will not qualify as incentive stock options and will be taxed as NQSOs.

         All other options granted under the 2000 Stock Incentive Plan are NQSOs. Although an optionee will not recognize any taxable income at the time he or she is granted a NQSO, the optionee will recognize ordinary income for federal income tax purposes upon exercise of the NQSO in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon an optionee's resale of his or her shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         A recipient of an SAR under the Stock Option Plan will not recognize any taxable income under the Code at the time the SAR is granted, but will realize ordinary income at the time he or she receives any cash payment upon exercise of the SAR.

         A recipient of a restricted stock award under the Stock Option Plan will not recognize any taxable income under the Code at the time the restricted shares are received provided the shares are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates in an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture will be subject to taxation at the time of grant at ordinary income tax rates. Upon a recipient's resale of his or her shares following the lapse or release of the restrictions, any difference between the sale price and the fair market value of such shares on the date the restrictions lapsed or were released will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if more than one year has passed.

         A recipient of a restricted stock award may elect to be taxed at ordinary income tax rates on the fair market value of his or her shares at the time the award is made, notwithstanding any substantial risk of forfeiture. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any subsequent gain or loss upon resale will be treated as long-term capital gain or loss.

         The ordinary income recognized by (i) an optionee upon the exercise of a NQSO, (ii) a recipient of an SAR upon its exercise, or (iii) a recipient of a restricted stock award upon the lapse or release of restrictions posing a substantial risk of forfeiture (or upon an election to be taxed currently made at the time of the award), will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person. If such current compensation is insufficient to pay the withholding tax, such person will be required to make direct payment to the Company for the tax liability. A person may satisfy any required withholding, with the consent of the Compensation Committee, in whole or in part, by surrendering to the Company shares of Common Stock held by such person. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

         The Company will generally be entitled to a tax deduction in the amount and at the time that the recipient of an ISO, NQSO, SAR or restricted stock award recognizes any related ordinary income.

         Individual tax implications attendant to participants in the 2000 Stock Incentive Plan are the sole responsibility of the individual participant. The brief discussion of federal tax consequences provided above is not exhaustive. Please note that the law may change and special rules are provided with respect to situations not specifically discussed above. The Company strongly recommends that each participant consult with a tax advisor prior to commencing any transaction under the 2000 Stock Incentive Plan.

PLAN BENEFITS

         The Company cannot now determine the exact number of options to be granted in the future to the officers named under "EXECUTIVE COMPENSATION--SUMMARY COMPENSATION TABLE" below, to all current officers as a group, or to all associates (including officers). See "EXECUTIVE COMPENSATION--OPTION GRANTS IN LAST FISCAL YEAR" below for the number of stock options granted to the officers named in the SUMMARY COMPENSATION TABLE in the fiscal year ended January 1, 2000. During the fiscal year ended January 1, 2000, options to purchase 69,500 shares of Common Stock of the Company were granted to all current officers as a group and options to purchase 218,000 shares of Common Stock of the Company were granted to all associates (including officers).

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPANY'S 2000 STOCK INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

         The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (as well as Mr. Flood, who retired in September 1999) for all services rendered in all capacities to the Company for the fiscal years ended January 1, 2000, December 26, 1998 and December 27, 1997:

                           SUMMARY COMPENSATION TABLE


                                                                                          Long-Term
                                                    Annual Compensation                  Compensation
                                     ------------------------------------------------       Awards
                                                                                         -------------
                                     Fiscal                               Other Annual   Stock Options      All Other
   Name and Principal Position        Year      Salary (1)      Bonus     Compensation    (in shares)    Compensation (2)
   ---------------------------       ------     ----------      -----     -------------  -------------   ----------------
Joseph H. Scarlett, Jr...........     1999     $  433,846    $  176,000         --              --         $  123,142
   Chairman of the Board, President   1998     $  374,039    $  300,000         --              --         $  113,767
   and Chief Executive Officer        1997     $  325,000    $       --         --              --         $   14,766

Gerald W. Brase .................     1999     $  218,038    $   87,800         --          10,000         $   18,499
   Senior Vice President-             1998     $  210,000    $  105,000         --              --         $   89,474
   Merchandising and Marketing (3)    1997     $   50,767    $   42,000         --          25,000         $    6,205

Thomas O. Flood..................     1999     $  196,431    $       --         --              --         $   61,521
   Senior Vice President-             1998     $  188,461    $   95,000         --              --         $   58,790
   Administration and Finance,        1997     $  182,000    $       --         --              --         $   10,538
   and Chief Financial Officer (4)

Michael E. Brown.................     1999     $  194,308    $   78,400         --          10,000         $   17,725
   Senior Vice President-             1998     $  182,967    $   92,500         --          25,000         $  106,833
   Operations (5)                     1997     $       --    $       --         --              --         $       --

Gary M. Magoni...................     1999     $  109,962    $   70,415         --           5,000         $   16,663
   Vice President - Operations        1998     $  100,308    $   77,464         --              --         $   16,238
                                      1997     $   97,885    $   27,447         --          13,000         $    8,180

Daisy L. Vanderlinde.............     1999     $  136,769    $   42,300         --           5,000         $   17,318
   Vice President-Human Resources     1998     $  127,442    $   51,400         --              --         $   13,536
                                      1997     $  129,699    $   15,000         --          13,000         $    5,898

------------------
(1) Includes portion of salary deferred at named executive's election under the Tractor Supply Company Employee 401(k) Retirement Plan (the "401(k) Plan").
(2) Compensation reflected in this column is comprised of Company contributions to the 401(k) Plan, amounts credited as Company contributions under the Deferred Compensation Plan, amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan, premiums paid by the Company pursuant to the Executive Life Insurance Plan and amounts paid or reimbursed for certain moving and relocation expenses. Amounts for fiscal 1999 are as follows:
     (a) Company contributions to the 401(k) Plan in the amount of $7,067 for Mr. Scarlett; $0 for Mr. Brase; $4,908 for Mr. Flood; $0 for Mr. Brown; $3,867 for Mr. Magoni; and $4,898 for Ms. Vanderlinde.
     (b) Amounts credited as Company contributions under the Deferred Compensation Plan in the amount of $0 for Mr. Scarlett; $13,170 for Mr. Brase; $0 for Mr. Flood; $11,760 for Mr. Brown; $6,420 for Mr. Magoni; and $8,460 for Ms. Vanderlinde.
     (c) Amounts paid by the Company pursuant to the Medical Expense Reimbursement Plan in the amount of $2,797 for Mr. Scarlett; $3,033 for Mr. Brase; $4,815 for Mr. Flood; $4,708 for Mr. Brown; $4,571 for Mr. Magoni; and $2,539 for Ms. Vanderlinde.
     (d) Premiums paid by the Company pursuant to the Executive Life Insurance Plan in the amount of $7,080 for Mr. Scarlett; $2,296 for Mr. Brase; $1,798 for Mr. Flood; $1,257 for Mr. Brown; $1,805 for Mr. Magoni; and $1,421 for Ms. Vanderlinde.
     (e) Premiums paid by the Company pursuant to Split-Dollar Agreements in the amount of $106,198 for Mr. Scarlett and $50,000 for Mr. Flood (the Company pays all premiums and retains a collateral interest in the executive's insurance policy equal to the amount of the premiums, which it will recover after 15 policy years).

(3) Mr. Brase was elected Senior Vice President-Merchandising and Marketing effective in September 1997.
(4)  Mr. Flood retired effective in September 1999.
(5) Mr. Brown was elected Senior Vice President-Operations effective in January 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock granted under the Company's 1994 Stock Option Plan to the executive officers named in the Summary Compensation Table above (excluding Messrs. Scarlett and Flood, who do not participate in the Stock Option Plan) during the fiscal year ended January 1, 2000.



                                 Individual Grants (1)                                Potential Realizable Value at
--------------------------------------------------------------------------------         Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                                                                           for Option Term (2)
                                                                                      ------------------------------
                                           Percent of
                                             Total
                          Number of         Options
                          Securities      Granted to
                          Underlying       Employees     Exercise or
                           Options      in Fiscal Year    Base Price   Expiration
         Name             Granted (#)        (%)           ($/Sh)         Date            5%($)           10%($)
--------------------------------------------------------------------------------------------------------------------
   Gerald W. Brase          10,000            4.6          25.8125        1/20/09        162,333         411,385
   Michael E. Brown         10,000            4.6          25.8125        1/20/09        162,333         411,385
    Gary M. Magoni           5,000            2.3          25.8125        1/20/09         81,167         205,692
 Daisy L. Vanderlinde        5,000            2.3          25.8125        1/20/09         81,167         205,692


(1) The exercise price of the options granted is equal to the fair market value of the Company's Common Stock on the date of grant. Options generally have a 10 year term. Options generally vest one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date, provided, however, that options granted to non-employee directors of the Company generally vest one-third each year, beginning on the first anniversary of the grant date.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration date using 5% and 10% appreciation rates set by the Securities and Exchange Commission, compounded annually, and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the terms of the options providing for nontransferability, vesting, or termination of the options following termination of employment.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table reflects certain information with respect to options to acquire shares of the Company's Common Stock under the Company's 1994 Stock Option Plan exercised during the fiscal year ended January 1, 2000 and options held at fiscal year end by the officers named in the Summary Compensation Table above (excluding Messrs. Scarlett and Flood, who do not participate in the Stock Option Plan).


                                                                      Number of                    Value of
                                                                Securities Underlying             Unexercised
                                                                     Unexercised                 In-the-Money
                                                                       Options                    Options at
                                                                    at FY-End (#)               FY-End ($) (1)
                                                                -----------------------     --------------------
                                Shares             Value
           Name               Acquired on        Realized            Exercisable/                Exercisable/
                             Exercise (#)           ($)             Unexercisable                Unexercisable
----------------------------------------------------------------------------------------------------------------
     Gerald W. Brase              -0-               -0-               -0- / 35,000                -0- / -0-
     Michael E. Brown             -0-               -0-               -0- / 35,000                -0- / 35,938
      Gary M. Magoni              -0-               -0-             5,000 / 24,000                -0- / -0-
   Daisy L. Vanderlinde           -0-               -0-             2,666 / 23,334                -0- / -0-


(1) The value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock as reported on The Nasdaq National Market on December 31, 1999 was $16.00.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     This report by the Compensation Committee is provided in accordance with rules adopted by the Securities and Exchange Commission to inform stockholders of the Compensation Committee's policies for executive officers and the rationale for compensation paid to the Company's Chief Executive Officer. It is not to be incorporated by reference by any general statement which incorporates by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and is not to be otherwise deemed filed under either such Act.

     The Compensation Committee of the Board has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee of the Board, the Company has developed and implemented compensation policies, plans and programs ("Compensation Policies") which seek to structure executive compensation consistent with the Company's overall business strategy, philosophy and objectives. The Compensation Policies are intended to embody a "pay-for-performance" philosophy which rewards executives for long-term strategic management and enhancement of stockholder value by providing performance-based incentives that measure rewards against personal and Company goals. The Company believes this philosophy attracts, retains and motivates key executives critical to the long-term success of the Company.

     This compensation philosophy is implemented through compensation packages which include various cash and non-cash components. Although no formal analysis of compensation was conducted by the Compensation Committee, the Company believes, based in part on independent compensation surveys of the retail industry in general and the Company's survey of select retailers, that its base salaries are generally set somewhat below competitive levels; it therefore relies to a larger degree on annual and longer term "incentive" compensation.

     In setting annual salaries, the Compensation Committee reviews an annual salary plan recommended by the Company for each of the Company's officers. The annual salary plan is based on numerous subjective factors which include the officer's individual performance and responsibility level, and the Company's performance for the preceding fiscal year as well as objective factors such as inflation and matching the officer's position to comparable positions in the competitive marketplace by reference to the surveys referred to above. Generally, the salary goal for officers is targeted at or below the salary range mid-point of the 50th percentile of salaries for comparable positions (based on the surveys referred to above) so that a larger portion of the officer's compensation is tied to Company performance, thereby more closely linking executive and stockholder interests. The annual salary plans are established by the Compensation Committee based on its assessment of the foregoing factors, as well as its assessment of the officer's past performance and the Compensation Committee's expectation of the officer's future contributions in leading the Company.

     For the fiscal year ended January 1, 2000, Joseph H. Scarlett, Jr., the Company's Chairman of the Board, President and Chief Executive Officer, received a base salary of $433,846, an increase of 16.0% over the prior fiscal year. Mr. Scarlett's salary is determined by the Compensation Committee substantially in accordance with the policies described above relating to all officers of the Company. In particular, the salary increase was based on the comparison of base salaries of chief executive officers of retailers participating in the compensation surveys referred to above, the Company's overall performance and the Compensation Committee's assessment of Mr. Scarlett's personal performance and accomplishments and expectations of Mr. Scarlett's future contributions in leading the Company. Under Mr. Scarlett's leadership, the Company achieved record sales and earnings in fiscal 1998 with sales increasing 18.0% (comparable store sales increased 10.9%) and net income per share (on a fully diluted basis) increasing 25.4%, and positioned itself to continue its approximate 12% new store unit growth rate plans in fiscal 1999. Further, under Mr. Scarlett's continued leadership, the Company achieved record sales and earnings in fiscal 1999 with sales increasing 14.6% (comparable store sales increased 4.4%) and net income per share (on a fully diluted basis) increasing 20.2%, and achieved its approximate 12% new store unit growth rate plan during fiscal 1999, while positioning itself for continued new store unit growth as well as expansion into new geographic markets. The Company believes that after considering Mr. Scarlett's salary increase in fiscal 1999, Mr. Scarlett's base salary is still below the salary mid-point of the 50th percentile of salaries for chief executive officers for retail companies of comparable size based on the compensation surveys referred to above.

     All executive officers participate in the Company's Senior Executive Incentive Plan ("SEIP") under which they are eligible to receive a bonus ranging from 20% of their annual base salary if the Company realizes a FIFO pretax profit increase ("profit increase") ranging from 3% to 6%, to 70% of their annual base salary if the Company realizes a profit increase of 41% or more. Certain other officers participate in the Company's Other Executive Incentive Plan ("OEIP") under which they are eligible to receive a bonus ranging from 15% of their annual base salary if the Company realized a profit increase ranging from 3% to 6%, to 50% of their annual base salary if the Company realizes a profit increase of 41% or more. The Compensation Committee may recommend, and the Board may award, at its discretion, bonuses based on other subjective factors such as the executive's individual performance, unusual factors, strategic long-term decisions affecting the Company's performance during the fiscal year, and the perceived expectation of the executive officer's future contributions in leading the Company. The Compensation Committee or the Board may amend or terminate the SEIP or the OEIP at any time. For fiscal 1999 all of the named executive officers (except for Mr. Flood) were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in the proxy statement.

     A large portion of the officers' total compensation is tied to stock performance, thus more closely aligning their interests with the long-term interests of stockholders. This is accomplished primarily through the Company's 1994 Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors. Stock options generally are granted annually to all officers and other key employees (excluding Messrs. Scarlett and Flood), have a 10 year term, are exercisable at the market price on the date of grant, and vest one-third each year, beginning on the third anniversary of the grant date, thus becoming 100% vested on the fifth anniversary of the grant date, provided, however, that stock options granted to non-employee directors of the Company generally vest one-third each year, beginning on the first anniversary of the grant date. The stock option grant size is determined by the Compensation Committee and generally is based on the number of shares whose present value equals a percentage of the salary mid-point for a comparable position in the retailing industry, with the largest number of option shares being granted to senior executive officers (100% of such salary mid-point) decreasing incrementally, based on position, to 50% of such salary mid-point. The stock option grant size may also be impacted by the officer's individual past performance, expectation of the officer's future contributions in leading the Company, and the Company's overall performance. Messrs. Scarlett and Flood have chosen not to participate in the Company's 1994 Stock Option Plan due to their already large stock ownership as shown elsewhere in the proxy statement.

         The Company's officers are also compensated, to a lesser extent, pursuant to several other plans. The Deferred Compensation Plan ("DCP"), which is administered by the Compensation Committee, provides additional incentives for officers of the Company (excluding Mr. Scarlett and, prior to his retirement, Mr. Flood) and enhances the Company's ability to attract and retain the services of qualified persons. According to the terms of the DCP, each year a percentage of the officer's annual base salary (ranging from 2% of his or her annual base salary if the Company's net income increase over the prior year (the "net income increase") is less than or equal to 0%, to 6% of his or her annual base salary if the Company's net income increase is greater than 20%) will be allocated to his or her deferred compensation account under the DCP (provided, however, that no allocation will be made if the Company's net income is less than 2.5% of net sales), which account earns simple interest at the prime rate as in effect on January 1 each year and vests upon the officer's retirement after attaining age 55, contingent (in most cases) on such officer's continued employment with the Company until age 55.

         In July 1997, after considering that Messrs. Scarlett and Flood have chosen not to participate in the Company's 1994 Stock Option Plan due to their already large stock ownership, the Compensation Committee recommended, and the Board approved, the SERPSwap collateral assignment split dollar insurance plans intended to provide additional incentives to Messrs. Scarlett and Flood and replace their existing DCP's. In connection therewith, in 1998, the Company entered into Split-Dollar Agreements (the "SDA's") with Messrs. Scarlett and Flood. Pursuant to the terms of the SDA's, the Company (i) pays the premiums under the SDA's ($106,198 annually and $50,000 annually regarding Messrs. Scarlett and Flood, respectively) for a period of 10 years, (ii) the Company obtained a collateral assignment in each of their respective insurance policies covering the full amount of the premiums paid by the Company (the Company will be reimbursed from the cash surrender value or death proceeds from each of their respective insurance policies), and (iii) the insurance policies will be released to each of their respective trusts in the 16th year, at which time the death benefit value of the insurance policies is estimated to be approximately $2.8 million and $1.9 million regarding Messrs. Scarlett and Flood, respectively.

         Officers also participate in (i) the Medical Expense Reimbursement Plan, which provides for reimbursement in amounts up to $20,000 annually for certain medical expenses for themselves and their families not otherwise covered by the Company's group medical insurance plan and (ii) the Executive Life Insurance Plan, which provides for basic term life insurance coverage (equal to four times salary rounded to the next highest $1,000 to a maximum of $1,000,000) in excess of that which is provided by the Company's group life insurance plan.

     The Company's officers also participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its executive officers.

     The Compensation Committee believes that the Company's Compensation Policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's Compensation Policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate and retain talented management personnel.

     The tables included in the proxy statement and the accompanying narrative and footnotes reflect the decisions covered by the above discussion. The foregoing report has been furnished by the members of the Compensation
Committee:



                                               S.P. Braud (Chairman)
                                               Joseph M. Rodgers
                                               Gerard E. Jones

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock from February 17, 1994 (the commencement date of the Company's initial public offering of Common Stock) to January 1, 2000 (the Company's fiscal year-end) with the cumulative total returns of the S&P 500 Index and the S&P Retail (Building Supplies)-500 Index over the same period. The comparison assumes that $100 was invested on February 17, 1994 in the Company's Common Stock and in each of the foregoing indices. The historical stock price performance shown on this graph is not necessarily indicative of future performance.


-------------------------------------------------------------------------------------
                        12/31/94   12/30/95   12/28/96   12/27/97  12/26/98   1/1/00
-------------------------------------------------------------------------------------
Tractor Supply Company
Common Stock            $100.00    $ 94.05    $ 97.62    $ 69.05   $102.24    $ 76.19
-------------------------------------------------------------------------------------
S&P Retail (Building
Supplies)-500 Index*    $100.00    $ 97.31    $117.19    $162.29   $336.15    $533.76
-------------------------------------------------------------------------------------
S&P 500 Index           $100.00    $137.57    $172.63    $213.67   $275.89    $332.52
-------------------------------------------------------------------------------------

         * Formerly known as S&P Specialty Retail Group Index

                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         The Company leases its management headquarters and seven of its stores from certain current and former members of its Board and senior management, their wives, and certain entities controlled by them. Such persons entered into these transactions principally to realize certain passive loss tax benefits that were available at the time of entering into the leases, but were significantly reduced by the Tax Reform Act of 1986. The Company believes these transactions were consummated on general business terms comparable to those which would have been available if they had been entered into with unrelated parties. The Company does not intend to enter into any such transactions in the future without the approval of its independent Audit Committee.

         Pursuant to a lease agreement dated September 15, 1986, the Company leases its management headquarters from GOF Partners, a general partnership of which Messrs. Scarlett, Maxwell and Flood (each of whom are current executive officers and/or directors of the Company) and two former members of the Board and senior management of the Company, are the general partners. In September 1996, the Company exercised its option to renew the lease for two successive five-year terms ending on February 9, 2007. Monthly rent is $30,000 for the first five years, $32,000 for the second five years, $35,000 for the first renewal term and $39,000 for the second renewal term. The Company has the option to terminate the lease at any time after the end of the initial lease term by offering to purchase the premises at a price of $4,775,000. If GOF Partners were to reject the Company's offer to purchase, the lease would terminate 90 days after the date of the offer.

         On January 1, 1986, the Company entered into capitalized sale-leaseback transactions with Mr. Scarlett and his wife for its Omaha, Nebraska store, two former members of the Board and senior management of the Company and their wives for its Corpus Christi, Texas; Toledo, Ohio; Waterloo, Iowa; and Sioux Falls, South Dakota stores, Mr. Maxwell and his wife for its Nashville, Tennessee store and Mr. Flood and his wife for its Mandan, North Dakota store. The Company sold and leased back and provided the financing for such properties at estimated fair values totaling $2,575,000. Management determined such sale prices based on the appraised value of comparable stores acquired by the Company around that time. The related gains arising from the sale-leaseback of these properties are deferred and amortized on a straight-line basis over the lives of the related leases. Properties under capital leases acquired through such sale-leaseback transactions have been reduced by the related deferred gains on the properties and are classified with property and equipment on the Company's financial statements. Pursuant to substantially similar lease agreements dated January 1, 1986, the Company leases such stores for initial terms of 20 years, commencing on January 1, 1986 and ending on December 31, 2005, subject to renewal at the option of the Company for two successive five-year terms. The Company has the option to terminate such leases after December 31, 1995 by offering to purchase the premises at purchase prices ranging from $389,500 to $523,500 for the Corpus Christi, Texas store to $934,800 to $1,256,300 for the Omaha, Nebraska store, depending on the date of the offer. If the landlord were to reject an offer to purchase a particular store, the lease would terminate 90 days after the date of the offer. Monthly rent payments under such leases range from $2,580 to $6,081 for the Corpus Christi, Texas store to $6,193 to $14,595 for the Omaha, Nebraska store. Rent payments under all such leases totaled approximately $425,000 for the fiscal year ended December 27, 1997. All of the 20 year nonrecourse installment deed notes between the Company and such executive officers and/or directors and their wives were subsequently repaid. The balance of these capitalized lease obligations, which are included in total capital lease obligations on the Company's financial statements, was $1,396,000 as of January 1, 2000.

         The leases do not contain any restrictions on assignment by the landlords. Moreover, if a landlord were to sell or otherwise transfer the leased premises, it would not remain secondarily liable under the lease; rather, the purchaser or transferee would be deemed, without any agreement with the Company, to have assumed all of the obligations of the landlord arising after the date of such sale or transfer.

         Pursuant to a Consulting and Noncompetition Agreement between the Company and Thomas J. Hennesy, III, dated as of May 1, 1991, Mr. Hennesy, who is a former director and executive officer of the Company, has agreed to provide consulting and advisory services to the Company from July 1, 1995 to June 30, 2000 and not to compete with the Company during such period and for two years thereafter. During such seven-year period, the Company will pay Mr. Hennesy a fee of $150,000 per annum and will provide him and his wife with certain health benefits.

         Pursuant to a Consulting Agreement between the Company and Thomas O. Flood, dated as of August 31, 1999, Mr. Flood, who is currently a director of the Company, has agreed to provide consulting and advisory services to the Company from January 1, 2000 to December 31, 2000. During such period, the Company will pay Mr. Flood a fee of $199,992. Pursuant to a Noncompetition Agreement between the Company and Thomas O. Flood, dated as of August 31, 1999, Mr. Flood, who is currently a director of the Company, has agreed not to compete with the Company for the period from September 1, 1999 through December 31, 2004. During such five-year period, the Company will provide Mr. Flood and his wife with certain health benefits.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market and to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its proxy statement those individuals for whom any of such reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. The Company believes that all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, provided that Forms 3 were filed late by Reynolds
H. Becker, Vice President Merchandise Manager for Consumer Products of the Company; Mark D. Gillman, Vice President - Operations (Region III) of the
Company: Stephen E. Hull, Vice President - Real Estate of the Company; and Gerard E. Jones, a Director of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2000 (except for T. Rowe Price Associates, Inc., Robert Fleming Inc., Wellington Management Company, LLP, Luther King Capital Management Corporation, and Dimension Fund Advisors Inc., and Investors Bank and Trust Company, trustee under the Tractor Supply Company Restated 401(k) Retirement Plan, which are as of December 31, 1999) by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director or person nominated to be a director, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Common Stock are based upon responses to Company inquiries which cited Rule 13d-3 under the 1934 Act . Such Rule provides that shares shall be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares; or where a person has the right to acquire any such beneficial ownership within 60 days after the date of determination. Except as disclosed in the notes to the table, each named person has sole voting and investment power with respect to the number of shares shown as beneficially owned by him. There were 8,774,198 shares of Common Stock issued and outstanding on January 31, 2000.


                   Name and Address                               Shares Beneficially    Percent
   Class        of Beneficial Owner (a)                                  Owned           of Class
------------------------------------------------------------------------------------------------------
Common
 Stock

           Joseph H. Scarlett, Jr. (c) (d).......................    1,479,692            16.9%
           Gerald W. Brase.......................................           --               --
           Michael E. Brown......................................          600                *
           Gary M. Magoni (b)....................................        9,534                *
           Daisy L. Vanderlinde (b)..............................        3,666                *
           Investors Bank and Trust Company (g)..................      470,606             5.4%
           Robert Fleming Inc. (h)...............................      639,026             7.3%
           Wellington Management Company, LLP (i)................      570,200             6.5%
           Luther King Capital Management Corporation (j)........      549,700             6.3%
           Dimensional Fund Advisors Inc. (k)....................      464,500             5.3%
           T. Rowe Price Associates, Inc. (l)....................    1,021,000            11.6%
           S.P. Braud (b)........................................        2,500                *
           Thomas O. Flood (c) (e)...............................      529,242             6.0%
           Gerard E. Jones ......................................          750                *
           Joseph D. Maxwell (b) (f).............................      348,651             4.0%
           Sam K. Reed...........................................           --                *
           Joseph M. Rodgers (b).................................        1,883                *
           All directors and executive officers as a group
               (20 persons) (b) (c) (d) (e) (f)..................    2,423,056            27.4%


           *  Less than 1%
------------------

(a) The addresses of Messrs. Scarlett, Brase, Brown, Magoni, Braud, Flood, Jones, Maxwell, Reed and Rodgers and Ms. Vanderlinde are c/o the Company, 320 Plus Park Blvd., Nashville, Tennessee 37217, the address of Investors Bank and Trust Company is 89 South Street, Boston, Massachusetts 02111, the address of Robert Fleming Inc. 320 Park Avenue, New York, New York 10022, the address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109, the address of Luther King Capital Management Corporation is 301 Commerce, Suite 1600, Forth Worth, Texas 76102, the address of Dimensional Fund Advisors Inc. is 1299 Ocean Park Avenue, 11th Floor, Santa Monica, California 90401 and the address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
(b) Shares of Common Stock owned by Mr. Magoni, Ms. Vanderlinde and Messrs. Braud, Maxwell, Rodgers and the directors and executive officers as a group include approximately 9,334, 3,666; 2,000; 667; 1,333 and 62,416 shares of Common Stock, respectively, which are beneficially owned pursuant to options granted under the Company's 1994 Stock Option Plan, because they will have the right to acquire beneficial ownership of the shares of Common Stock relating thereto within 60 days after January 31, 2000.
(c) Shares of Common Stock owned by Mr. Scarlett and the directors and executive officers as a group exclude approximately 26,839 and 55,061 shares of Common Stock, respectively, allocated to their respective 401(k) Plan accounts, with respect to which such directors and executive officers have investment and voting power on a pass through basis.
(d) Includes 100,000 shares owned by Mr. Scarlett's wife with respect to which Mrs. Scarlett has investment and voting power and Mr. Scarlett disclaims beneficial ownership.
(e) Includes 100,000 shares owned by Mr. Flood's wife with respect to which Mrs. Flood has investment and voting power and Mr. Flood disclaims beneficial ownership, 1,800 shares owned by Mr. Flood's son with respect to which such son has investment and voting power and Mr. Flood disclaims beneficial ownership and 1,800 shares owned by Mr. Flood's daughter with respect to which such daughter has investment and voting power and Mr. Flood disclaims beneficial ownership.
(f) Includes 198,992 shares owned by Mr. Maxwell's wife with respect to which Mrs. Maxwell has investment and voting power and Mr. Maxwell disclaims beneficial ownership, 6,200 shares owned by Mr. Maxwell's son with respect to which such son has investment and voting power and Mr. Maxwell disclaims beneficial ownership and 11,170 shares owned by Mr. Maxwell's daughter with respect to which such daughter has investment and voting power and Mr. Maxwell disclaims beneficial ownership.
(g) Investors Bank and Trust Company, as trustee for the Tractor Supply Company Restated 401(k) Retirement Plan, has advised the Company that they hold these shares of record as trustee (which includes the shares described in footnote (c) above). Plan participants have voting and investment power on a pass through basis over the shares held by the trustee.
(h) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2000, these shares are owned by various client accounts for which Robert Fleming Inc. serves as investment adviser with shared power to vote and direct the investment of such shares.
(i) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2000, these shares are owned by various client accounts for which Wellington Management Company , LLP serves as investment adviser with shared power to vote and direct the investment of such shares.

(j) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2000, these shares are owned by various client accounts for which Luther King Capital Management Corporation serves as investment adviser with shared power to vote and direct the investment of such shares.
(k) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2000, these shares are owned by various client accounts for which Dimensional Fund Advisors Inc. serves as investment adviser with shared power to vote and direct the investment of such shares.
(l) Based solely on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 14 2000, these shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which has sole voting power with respect to 800,000 of such shares or 9.1% of the shares outstanding), for which T. Rowe Price Associates, Inc. serves as investment advisor with sole power to direct the investment of such shares and, with respect to 221,000 of such shares, sole power to vote such shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of all such shares.

                  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The Board has reappointed PricewaterhouseCoopers LLP as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 30, 2000. PricewaterhouseCoopers LLP has served as independent auditors for the Company since 1983. At the Annual Meeting, the stockholders are being asked to ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2000. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Representatives of PricewaterhouseCoopers LLP have been invited to and are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

                              STOCKHOLDER PROPOSALS

         Stockholders who desire to submit to the Company proposals for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company by November 22, 2000.

                                  OTHER MATTERS

         The Board does not intend to present any business at the Annual Meeting other than the items stated in the "Notice of Annual Meeting of Stockholders" and knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any continuations or adjournments thereof, it is intended that the enclosed proxy will be voted with respect thereto in accordance with the best judgment and discretion of the persons named in the proxy.

         In addition to solicitation by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or telegram. The costs of such solicitation will be borne by the Company. The Company will also make arrangements with brokerage houses, custodians and other nominees to send proxy materials to the beneficial owners of shares of the Company's Common Stock held in their names, and the Company will reimburse them for their related postage and clerical expenses.

                            AVAILABILITY OF FORM 10-K
                        AND ANNUAL REPORT TO STOCKHOLDERS

         Copies of the Company's Annual Report to Stockholders for the fiscal year ended January 1, 2000, which includes certain audited financial information about the Company, are currently being mailed to stockholders together with this Proxy Statement. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, as filed with the Securities and Exchange Commission (exclusive of documents incorporated therein by reference), are available without charge to stockholders upon written request to the Company's investor relations firm, Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee 37210.

                                                                     EXHIBIT A.



                             TRACTOR SUPPLY COMPANY

                            2000 STOCK INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

         SECTION 1.1 PURPOSE. The purpose of this 2000 Stock Incentive Plan (the "Plan") is to provide certain officers, directors and key employees of Tractor Supply Company (the "Company") and certain of its Affiliates (if any) with an incentive to maintain and enhance the long-term performance and profitability of the Company and to closely align their interests with the long-term interests of the Company's stockholders.

         SECTION 1.2 ADMINISTRATION.

         (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which committee shall consist of two or more directors, and, to the extent necessary to comply with (i) Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") or any successor rule thereto, each director shall be a "non-employee director" within the meaning of the Act, and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each director shall be an "outside director" within the meaning of the Code. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

         (b) The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Plan agreements executed pursuant to Sections 2.3 and 2.9, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary or advisable in administering the Plan, and
(v) correct any defect, supply any omission and reconcile any inconsistency in the Plan.

         (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

         (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

         SECTION 1.3 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and executive, managerial or professional employees ("key personnel") of the Company or its Affiliates (if any) as the Committee shall, in its sole discretion, select.

         SECTION 1.4 TYPES OF AWARDS UNDER THE PLAN.

         (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), and (iv) restricted stock awards, all as more fully set forth in Article II.

         (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Section 83 of the Code, or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422.

         (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a nonqualified stock option appropriately granted under the Plan, provided that such option (or portion thereof) otherwise satisfies the terms and conditions of the Plan relating to nonqualified stock options generally.

         SECTION 1.5 SHARES AVAILABLE FOR AWARDS.

         (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), no more than an aggregate of 1,000,000 shares of Common Stock may be issued with respect to options, unrelated stock appreciation rights and restricted stock awards granted under the Plan. Shares of Common Stock covered by options, unrelated stock appreciation rights or restricted stock awards granted under the Plan which expire, terminate or are forfeited or cancelled for any reason whatsoever (other than an option or part thereof which is cancelled by the Committee and for which cash is paid in respect thereof pursuant to
Section 2.5(f)) shall again become available for awards under the Plan.

         (b) Shares of Common Stock that shall be subject to issuance pursuant to the exercise of options or stock appreciation rights or the grant of restricted stock awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

         (c) Without limiting the generality of the preceding provisions of this
Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any award of options, stock appreciation rights or restricted stock under the Plan and issue a new award in substitution therefor upon such terms as the Committee may determine in its sole discretion, provided that the substituted award satisfies all applicable Plan requirements as of the date such new award is made.

         (d) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), no grantee may be granted an option or unrelated stock appreciation right under the Plan in any one calendar year if the shares of Common Stock underlying such option or unrelated stock appreciation right, when added to the shares of Common Stock underlying all of the other grants of options and unrelated stock appreciation rights to the grantee in the same calendar year, exceed 50,000 shares of Common Stock.

         SECTION 1.6 DEFINITIONS OF CERTAIN TERMS.

         (a) The term "Affiliate" as used herein means any person or entity that, at the time of reference, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

         (b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

         (c) The term "fair market value" as used herein as of any date and in respect of any share of Common Stock shall mean (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, the closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Common Stock is not listed on any such established stock exchange or national market system, the fair market value of the Common Stock as determined in good faith by the Committee.

                                   ARTICLE II

                                 STOCK OPTIONS;
                           STOCK APPRECIATION RIGHTS;
                             RESTRICTED STOCK AWARDS

         SECTION 2.1 GRANT OF STOCK OPTIONS.

         (a) The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. Notwithstanding anything contained herein to the contrary, the Committee may grant incentive stock options only to employees of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section
424).

         (b) Each director of the Company who is not an employee of the Company or an Affiliate shall be granted (i) a nonqualified stock option for 3,500 shares of Common Stock upon initial election to the Board of Directors, and (ii) a nonqualified stock option for 1,500 shares of Common Stock on an annual basis (typically the fourth Wednesday following the end of each fiscal year). Such options shall become exercisable with respect to 33 1/3% of the shares of Common Stock subject thereto (rounded down to the next lower full share) on the first anniversary date of grant, an additional 33 1/3% of the shares of Common Stock subject thereto (rounded down to the next lower full share) on the second anniversary of the date of grant, and 100% exercisable on the third anniversary of the date of grant. Such options shall terminate and cease to be exercisable on the tenth anniversary of the date of grant. All options granted pursuant to this Section 2.1(b) shall have an option exercise price per share of 100% of the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, these automatic grants, which are comparable to those currently enjoyed by such directors under the Company's 1994 Stock Option Plan, will not begin until no further grants are available under the Company's 1994 Stock Option Plan.

         (c) Notwithstanding anything contained herein to the contrary, except as provided in Section 2.1(b), no member of the Committee shall receive any award under the Plan.

         SECTION 2.2 GRANT OF STOCK APPRECIATION RIGHTS.

         (a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right) over (ii) the aggregate appreciation base (determined pursuant to Section 2.3(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

         (b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right) over (ii) the aggregate appreciation base (determined pursuant to Section 2.3(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

         (c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise) iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

         SECTION 2.3 AGREEMENTS EVIDENCING STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

         (a) Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

         (b) Each Plan agreement with respect to the granting of an option or an unrelated stock appreciation right shall set forth the number of shares of Common Stock subject to the option or unrelated stock appreciation right granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

         (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

         (d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right shall in no event be less than (i) in the case of an unrelated stock appreciation right, 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

         SECTION 2.4 EXERCISE OF RELATED STOCK APPRECIATION RIGHT REDUCES SHARES SUBJECT TO OPTION. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

         SECTION 2.5 EXERCISABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Subject to the other provisions of the Plan:

         (a) Each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, such periods and conditions to be determined by the Committee in its discretion; provided, however, that, except as provided in Section 3.11, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant.

         (b) Notwithstanding the foregoing or any other provision of the Plan, no Plan agreement shall permit an option or stock appreciation right to be exercisable more than 10 years after the date of grant.

         (c) Subject to any restrictions imposed by the applicable Plan agreement, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

         (d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

         (e) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with
Section 2.6. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an option or stock appreciation right shall be the date the Company receives such written notice of exercise.

         (f) If and to the extent that the applicable Plan agreement so provides: At any time after the Company's receipt of written notice of exercise and prior to the "option exercise date" (as defined in Section 2.6(a)), the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel the option or any part thereof subject to the notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions or blockage or other market considerations would make the Company's acquisition of Common Stock from, or the grantee's sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel the option or any part thereof subject to the notice of exercise, the Company shall pay to the grantee an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate option exercise price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the grantee as soon as practicable after such option or part thereof is cancelled.

         SECTION 2.6 PAYMENT OF OPTION PRICE.

         (a) Unless the applicable Plan agreement otherwise provides or the Committee, in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased. If the applicable Plan agreement provides, or the Committee determines, that the full amount of the option exercise price shall be paid on the option exercise date, the grantee shall have no right to pay the option exercise price, or to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date. For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Company.

         (b) Payment of the option exercise price shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's discretion be deemed conditional; and (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may prescribe) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish, if so requested by the Committee, an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under
Section 16(b) of the Act and does not require any Consent (as defined in Section 3.2(b)). Payment in accordance with clause (i) of this Section 2.6(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the grantee furnish, if so requested by the Committee, an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 3.2(b)). As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock so purchased, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

         SECTION 2.7 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the other provisions of the Plan and except as the applicable Plan agreement may otherwise provide:

         (a) General Rule. All of a grantee's outstanding options and stock appreciation rights under the Plan shall terminate upon his or her termination of employment or service for any reason (including death) except to the extent post-employment or post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee's termination of employment or service for any reason.

         (b) Improper Activity; Quits. If the grantee's employment or service is terminated for cause or if the grantee quits, whether or not he or she is a party to a written contract, all options and stock appreciation rights granted to such grantee shall terminate and expire on the day the grantee's employment or service terminates. For purposes of this Section 2.7, a grantee's employment or service shall be deemed to have been terminated for "cause" if he or she is discharged on account of fraud or embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Affiliate, or for violation of a policy of the Company or any Affiliate or for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate (whether or not such acts constitute "cause" pursuant to any written contract with the grantee) or if he or she is discharged for "cause" or any like term as defined in any written contract with the grantee.

         (c) Regular Termination; Leaves of Absence. If the grantee's employment or service terminates for reasons other than as provided in subsection (b) above or subsection (d) below, the vested portion of options and stock appreciation rights granted to such grantee may be exercised until the earlier of (i) three months after the day the grantee's employment or service terminates, and (ii) the date on which the options and stock appreciation rights otherwise terminate or expire in accordance with the applicable provisions of the Plan (disregarding this Section 2.7) and the Plan agreement; provided that the Committee may determine in its sole discretion such longer or shorter period for exercise in the case of an individual whose employment or service terminates solely because the individual's employer ceases to be an Affiliate or the individual transfers his or her employment or service with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its discretion determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) constitutes a termination of employment or service within the meaning of the Plan, and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to a grantee who takes any such leave.

         (d) Death. In the event that the grantee's employment or service terminates by reason of death, or if the grantee's employment or service shall terminate as described in Section 2.7(c) and the grantee dies within the period for exercise provided for therein, the vested portion of his or her options and stock appreciation rights shall be exercisable by the person to whom the options and stock appreciation rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the grantee's death, and (ii) the date on which the options and stock appreciation rights otherwise terminate or expire in accordance with the applicable provisions of the Plan (disregarding this Section 2.7) and the Plan agreement.

         SECTION 2.8 SPECIAL ISO REQUIREMENTS.

         (a) In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code Section 424(a) applies.

         (b) If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then
(i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant, and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

         (c) Notwithstanding any designation of an option as an incentive stock option, to the extent that the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year (under all plans of the Company and any parent or subsidiary corporations within the meaning of Code Section 424(a)) exceeds $100,000, such option shall be treated as a nonqualified stock option. The fair market value of such shares of Common Stock shall be determined as of the time the option with respect to such shares is granted. For purposes of applying this
Section 2.8(c), incentive stock options shall be taken into account in the order in which they were granted.

         SECTION 2.9 RESTRICTED STOCK AWARDS.

         (a) The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan to such key personnel, subject to the terms and provisions of the Plan and subject to such restrictions, terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by written Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Affiliate, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

         (b) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee made any payment for a restricted stock award that does not vest, appropriate payment may be made to the grantee upon or following any such forfeiture on such terms and conditions as the Committee may determine.

         (c) Unless otherwise provided in the applicable Plan agreement, if a grantee's employment or service terminates for any reason (including death) before all of his or her restricted stock awards have vested, or in the event any conditions to the vesting of restricted stock are not satisfied by the deadline therefor, such awards shall terminate and expire on the day the grantee's employment or service terminates or on the day of such deadline, as the case may be, and such unvested shares shall be returned to the Company, all on such terms and conditions as the Committee may determine.

         (d) The Committee may provide that a certificate or certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such share or shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no share of restricted stock may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 3.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock represented by such restricted stock award without such restricted legend.

         (e) Except as the applicable Plan agreement may otherwise provide, a grantee shall have the right to vote and receive dividends on a restricted stock award granted under the Plan. To the extent provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

         (f) Notwithstanding the foregoing or any other provision of the Plan, no Plan agreement shall permit a restricted stock award to vest more than 10 years after the date of grant.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1 AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

         (a) The Board may, without stockholder approval, at any time and from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the person to whom such award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without stockholder approval:

             (i) materially increase the benefits accruing to grantees under the Plan;

             (ii) increase, beyond the amounts set forth in Section 1.5, the number of shares of Common Stock in respect of which options, unrelated stock appreciation rights and restricted stock awards may be issued under the Plan;

             (iii) modify the designation in Section 1.3 of the class of persons eligible to receive awards under the Plan;

             (iv) provide for the grant of options or stock appreciation rights having an option exercise price or appreciation base per share of Common Stock less than 100% of the fair market value of a share of Common Stock on the date of grant;

             (v) permit an option or unrelated stock appreciation right to be exercisable, or a restricted stock award to vest, more than 10 years after the date of grant; or

             (vi)     extend the term of the Plan beyond the period set forth in
                      Section 3.13.

         (b) With the consent of the grantee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment that would (i) accelerate the time or times at which an award may vest or be exercised, or (ii) extend the scheduled expiration date of the award.

         (c) Notwithstanding anything contained herein to the contrary, the Board retains the authority to amend the provisions of Section 2.1(b), provided that such amendments are not made more than once every six months other than (i) to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (ii) as otherwise provided in
Section 3.5 hereof.

         SECTION 3.2 RESTRICTIONS.

         (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

         (b) The term "Consent", as used herein with respect to any Plan Action, means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and
(iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

         SECTION 3.3 NONTRANSFERABILITY. No option or stock appreciation right granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by the grantee.

         SECTION 3.4 WITHHOLDING TAXES.

         (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right or upon the lapse of restrictions on restricted stock awards, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of a stock appreciation right or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

         (b) The Committee may, in its sole discretion, permit a grantee to satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld. Without limiting the generality of the foregoing: (i) the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under
Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise of the award(s) giving rise to the withholding tax obligation (in which event the date of delivery shall be deemed to be the date the award(s) were exercised).

         SECTION 3.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to options under the Plan, the number of shares of Common Stock subject to options, unrelated stock appreciation rights and restricted stock awards theretofore granted under the Plan, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and all numerical limitations and specifications set forth in the Plan with respect to the award of options, unrelated stock appreciation rights and restricted stock awards, may be appropriately adjusted (as the Committee may determine) for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any options to purchase Common Stock, unrelated stock appreciation rights or restricted stock awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         SECTION 3.6 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment or service of such officer, director, employee or other person.

         SECTION 3.7 NO RIGHTS AS A STOCKHOLDER. No grantee or other person exercising an option or stock appreciation right shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or shares deliverable upon exercise of a stock appreciation right until the issuance of a stock certificate to the grantee or such other person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of a restricted stock award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         SECTION 3.8 NATURE OF PAYMENTS.

         (a) Any and all grants of options, stock appreciation rights or restricted stock awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

         (b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

         (c) By accepting an award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the date of grant of the award.

         SECTION 3.9 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

         SECTION 3.10 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         SECTION 3.11 REORGANIZATION EVENTS.

         (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may, in its discretion, by written notice to a grantee, provide that the grantee's options and stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided, however, that if the Committee takes such action the Committee shall also accelerate the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable. The Committee also may, in its discretion, by written notice to a grantee, provide that the restrictions on the grantee's restricted stock awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

         (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

         SECTION 3.12 SECTION HEADINGS. The section headings contained herein are for convenience of reference only and are not intended to define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

         SECTION 3.13 EFFECTIVE DATE AND TERM OF PLAN.

         (a) The Plan shall be deemed adopted upon the approval thereof by the Board and shall become effective at such time as the Board shall determine; provided that, notwithstanding any other provision of the Plan to the contrary, no award made under the Plan shall be exercisable unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, within 12 months before or after the date the Plan is adopted.

         (b) The Plan shall terminate 10 years after the earlier of (i) the date on which it becomes effective, and (ii) the date on which it is approved by the stockholders of the Company, and no awards shall be made under the Plan after such termination date. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

         SECTION 3.14 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

--------------------------------------------------------------------------------





                             TRACTOR SUPPLY COMPANY

P                        ANNUAL MEETING OF STOCKHOLDERS
R
O               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y                  The undersigned hereby appoints Calvin B. Massmann and David
         C. Lewis and each of them (with power of substitution) proxies of the undersigned to represent and vote, as designated on the reverse side, all shares of common stock, par value $.008 per share ("Common Stock"), of Tractor Supply Company (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on April 27, 2000 and at any adjournment thereof.

                                                                    ------------
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
                                                                    ------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.


1. Election of two Class III Directors for a three year term ending at the 2003 Annual Meeting of Stockholders.


NOMINEES FOR CLASS III DIRECTORS:
Joseph H. Scarlett, Jr. and S. P. Braud


       FOR                     WITHHOLD
       ALL    [ ]       [ ]    FROM ALL
     NOMINEES                  NOMINEES


[ ]
   ----------------------------------------
   For all nominees except as noted above


                                                    FOR     AGAINST    ABSTAIN
2.   Approval of the 2000 Stock Incentive Plan      [ ]       [ ]        [ ]


                                                    FOR     AGAINST    ABSTAIN
3.   Ratification of the reappointment of           [ ]       [ ]        [ ]
     PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 30, 2000

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            [ ]

IMPORTANT: Please date and sign as your name appears at left and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, this proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.

Signature:________________________________   Date_______________

Signature:________________________________   Date_______________


--------------------------------------------------------------------------------